Exhibit 10.18

HERITAGE COMMERCE CORP

NOTICE OF GRANT AND

RESTRICTED STOCK UNIT AGREEMENT

(PERFORMANCE-BASED)

Participant has been granted the number of Performance-Based Restricted Stock Units (“PRSUs”) with respect to the number of shares of common stock, no par value, (“Common Stock”) of Heritage Commerce Corp (the “Company”), as set forth below (“Common Shares”) as set forth below, subject to the terms and conditions of the Heritage Commerce Corp 2013 Equity Incentive Plan (“Plan”), and this Notice of Grant and Restricted Stock Unit Agreement (Performance-Based) including the attachments hereto.  Unless otherwise defined in the Notice and Agreement, terms with initial capital letters shall have the meanings set forth in the Plan.

Name of Participant:
Number of PRSUs:
Number of Target Common Shares subject to PRSUs:
Grant Date:

Vesting Date:	Third Anniversary of the Grant Date, subject to satisfaction of the Performance Goals and vesting requirements set forth in Section 3 below and Sections 4(a) and (b) below.
Performance Period:	.

By acknowledging below, Participant accepts this grant of PRSUs and hereby represents that he or she: (i) agrees to the terms and conditions of this Notice and Agreement and the Plan; (ii) has reviewed the Plan, the Plan Prospectus and this Notice and Agreement in their entirety, and has had an opportunity to obtain the advice of legal counsel and/or tax advisor with respect thereto; (iii) fully understands and accepts all provisions hereof; (iv) agrees to accept as binding, conclusive and final all of the Company’s decisions regarding, and all interpretations of, the Plan

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and the Notice and Agreement; and (v) agrees to notify the Company upon any change in his or her home address indicated below.

HERITAGE COMMERCE CORP	PARTICIPANT:
By:
Title:
Date:	Date:	Print Name

ATTACHMENTS: 2013 Equity Incentive Plan; Restricted Stock Unit Agreement (Performance-Based); Plan Prospectus

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Restricted Stock Units (Performance-Based)

HERITAGE COMMERCE CORP

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

(PERFORMANCE-BASED)

1.	Grant of Performance-Based Restricted Stock Units. The Company has granted to the Participant Performance-Based Restricted Stock Units (“PRSUs”) with respect to the number of Common Shares specified in the Notice of Grant on the preceding page (“Notice of Grant”), subject to the following terms and conditions. Each PRSU that vests pursuant to the terms of this Agreement shall provide Participant with the right to receive one share of Common Stock subject to the terms and conditions of this Agreement.

The number of Common Shares subject to the PRSUs at Target (as defined below) performance level is set forth in the Notice of Grant (“Target Shares”).  The maximum number of shares of Common Stock subject to the PRSUs is 150% the Target Shares, provided, however, that the actual number of Common Shares that Participant shall receive pursuant to the PRSUs shall be based on the achievement of the performance goal at a Threshold, Target or Maximum level as set forth in Section 3 of this Agreement. The Participant shall not be considered a shareholder of record and shall have no voting or other shareholder rights with respect to shares of Common Stock underlying the PRSUs prior to the Company’s issuance to the Participant of such shares following the vesting dates set forth in the Notice of Grant.

2.	PRSUs Not Transferrable. None of the PRSUs nor any interest therein or in any Common Shares underlying such PRSUs will be transferable other than by will or the laws of descent and distribution prior to payment. Any purported transfer or encumbrance of any PRSU in violation of the provisions of this Section 2 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such PRSU.
3.	Vesting of PRSUs.
(a)	Subject to the terms and conditions of Section 4 of this Agreement, the PRSUs covered by this Agreement shall become nonforfeitable and payable to the Participant pursuant to Section 6 of this Agreement, in accordance with this Section 3. The extent to which the Participant’s interest in the PRSUs becomes vested and non-forfeitable shall be based upon the satisfaction of the performance goal specified in this Section 3 (the “Performance Goal”), subject to Section 4 of this Agreement.
(b)	The PRSUs will become vested and earned in accordance with the following schedule:

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The Performance Goal shall be based upon Return on Average Tangible Common Equity (“ROATCE”) and Company Percentile Rank (defined below) during the Performance Period set forth in the Notice of Grant.

ROATCE Three-Year Performance
Opportunity Level	Threshold	Target	Maximum
Company Percentile Rank	35th	50th	75th
Percent of PRSUs Vested	50%	100%	150%

To the extent performance falls between two levels in the table above, linear interpolation shall apply in determining the percentage of the PRSUs that are earned.

The Earned PRSUs, if any, shall vest on the date on which the Committee certifies whether and to what extent the performance goal has been achieved following the end of the Performance Period (the “Vesting Date”) provided the Participant shall have been in the Continuous Service through the Vesting Date.

Notwithstanding the foregoing, if the Participant’s Continuous Service is terminated as a result of the Participant’s retirement prior to the Vesting Period, the Participant will still be eligible to vest at the end of the three-year period at the Target level pro rata for the period of Continuous Service from the Grant Date to the date of retirement provided that (i) the Participant’s Continuous Service has extended for a minimum of 12 months from the Grant Date to the retirement date, and (ii) the Participant refrains after the retirement date from rendering, any services of a business, commercial, or professional nature to any business organization engaged in the banking or finance service industry, whether for compensation or otherwise.  Such pro rata portion of PRSUs shall be paid to the Participant pursuant to Section 6 of this Agreement.

The calculations under this Section 3 shall be made as soon as practicable on or after the end of the Performance Period.  The Committee shall have the authority to make any determinations regarding questions arising from the application of the provisions of this Section 3, which determination shall be final, conclusive and binding on the Participant and the Company.

(c)	For the purposes of this Agreement, Company Percentile Rank (“Company Percentile Rank”) means the percentile ranking of the Company with the constituents of the Peer Group (listed in Exhibit “A”) with respect to ROATCE. The determination of ROATCE for the Company shall be determined for the Performance Period set forth in the Notice of Grant from the Company’s financial statements for the final year ended during the Performance Period set forth in the Notice of Grant from the Company financial statements for the fiscal year ended during the Performance Period.
4.	Accelerated Vesting of PRSUs. Notwithstanding the provisions of Section 3 of this Agreement, the PRSUs will become nonforfeitable and payable earlier than the times

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provided for in Section 3 of this Agreement under the following circumstances (to the extent the PRSUs have not previously become nonforfeitable):
(a)	Death or Disability: If the Participant’s Continuous Service is terminated as a result of the Participant’s death or Disability prior to the Vesting Date, the PRSUs covered by this Agreement will vest and become payable on the Participant’s termination date based on the Target opportunity level set forth above (100% of the PRSUs).
(b)	Change in Control. Upon a Change in Control that occurs prior to the Vesting Date while the Participant remains in Continuous Service, the PRSUs covered by this Agreement will vest and become payable on the date of the Change in Control based on the Target opportunity level set forth above (100% of the PSUs).
5.	Forfeiture of PRSUs. PRSUs that do not vest pursuant to Section 3 or Section 4 of this Agreement, shall be forfeited automatically and without further action.
6.	Form and Time of Settlement of PRSUs. Settlement in respect of the PRSUs after and to the extent they have become nonforfeitable shall be made in the form of Common Shares via book entry. Such delivery shall be made within fifteen (15) days following (but in no event later than the 15th day of the third month following the later of the Company’s or the Participant’s tax year end in which the Performance Period ended or vesting event otherwise occurs) the date that the PRSUs become nonforfeitable pursuant to Section 3 or Section 4 of this Agreement.
7.	Payment of Dividend Equivalents. The Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on the Company’s Common Stock having a record date prior to date on which PRSUs held by the Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole PRSUs as of the date of payment of such cash dividends on the Company’s Common Stock. The number of additional PRSUs (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of Common Shares represented by the PRSUs previously credited to the Participant by (b) the Fair Market Value per share of Common Stock on such date. Such additional PRSUs shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the PRSUs originally subject to the Agreement.
8.	U.S. Tax Consequences.
(a)	The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of receiving PRSUs and the transactions contemplated by this Notice and Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Notice and Agreement. The Participant understands that for U.S. taxpayers, under the Internal

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Revenue Code of 1986, as amended (the “Code”), the Participant will be taxed as ordinary income on the fair market value of the Common Shares received upon vesting of the PRSUs as of the applicable Vesting Date, and such ordinary income will be subject to withholding taxes. As set forth in the Plan, the Company shall have the power and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all tax withholding obligations prior to delivering any Common Shares hereunder.
(b)	To the extent that (i) the receipt of the PRSUs, (ii) the vesting of the PRSUs, or (iii) the operation of any law or regulation providing for the imputation of interest results in compensation income or wages to the Participant for federal or state income tax purposes (a “Taxable Event”), the Participant will deliver to the Company at the time of such Taxable Event such amount of money or shares of Company common stock as the Company may require to meet all obligations under applicable tax laws or regulations, and, if the Participant fails to do so, the Company is authorized to withhold or cause to be withheld from any cash or share remuneration then or thereafter payable to the Participant any tax required to be withheld by reason of compensation income or wages resulting from such Taxable Event.
(c)	The Participant acknowledges and agrees that (i) the Participant is not relying upon any written or oral statement or representation of the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents regarding the tax effects associated with execution of this Notice and Agreement and the receipt, holding and vesting of PRSUs, and (ii) in deciding to enter into this Notice and Agreement, the Participant is relying on the Participant’s own judgment and the judgment of the professionals of the Participant’s choice with whom the Participant has consulted.
9.	Compliance with Other Laws and Regulations. Notwithstanding anything to the contrary in this Grant Notice and Agreement, the grant and vesting of the PRSUs hereunder, and the obligation of the Company to deliver Common Shares under the PRSUs, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required including the rules and regulations of the Securities and Exchange Commission and the rules of any exchange or any quotation system on which the Company’s common stock may then be listed. Without limitation of the foregoing, the Participant agrees and acknowledges that the sale of the Common Shares underlying the PRSUs, shall be made in compliance with the Company’s then applicable Insider Trading Policy and all other applicable federal and state securities laws. The Company shall not be required to issue or deliver any certificates for shares of its common stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.
10.	Adjustments. In the event of a dividend or distribution paid in shares of the Company’s Common Stock or any other adjustment made upon a change in the capital structure of the

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Company as described in Section 4.2 of the Plan, appropriate adjustments shall be made in the Participant’s PRSUs awarded under this Agreement so that this Agreement represents the right to receive upon settlement any and all new, substituted or additional securities or other property to which the Participant would entitled by reason of the Common Shares issuable upon settlement of the PRSUs, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting condition as are applicable to the PRSUs awarded under this Agreement.
11.	No Right to Future Awards or Employment. The grant of the PRSUs under this Agreement to the Participant is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the PRSUs and any payments made under this Agreement will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement shall confer upon the Participant any right to be employed or remain employed by the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the employment or adjust the compensation of the Participant.
12.	Relation to Other Benefits. Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries.
13.	Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable to this agreement; provided, however, that (a) no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s written consent, and (b) the Participant’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code.
14.	Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
15.	Relation to Plan. This Agreement is subject to the terms and conditions of the Plan and, in the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.
16.	Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the PRSUs and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan

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through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
17.	Governing Law. This Agreement shall be governed by and construed with the internal substantive laws of the State of California, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
18.	Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with, or be exempt from, the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participant. This Agreement and the Plan shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
19.	Successors and Assigns. Without limiting Section 2 of this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company unless terminated in compliance with the terms of the Plan.
20.	Acknowledgement. The Participant acknowledges that the Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.
21.	Entire Agreement. The Grant Notice and Agreement and the Plan, which is incorporated herein by reference, represents the entire agreement between the parties with respect to the PRSUs granted to the Participant. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Notice and Agreement, the terms and conditions of the Plan shall prevail.

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EXHIBIT “A”

“Peer Group” shall mean the following companies:

American Business Bank

Bank of California

Southern California Bancorp

BayCom Corp

Bank of Marin

Sierra Bancorp

Central Valley Community

First Foundation

Farmers&Merchants Lodi

Five Star Bank

Heritage Financial Corp

Homestreet

PCB Bancorp

Tri-Counties

West America

The Personnel and Compensation Committee (“Committee”) shall make the following adjustments to the calculation of ROATCE or the composition of the Peer Group during the Performance Period as follows: (1) if a member of the Peer Group is acquired by another company, or during the Performance Period announces that it will be acquired by another company, then the acquired Peer Group company will be removed from the Peer Group for the entire Performance Period; (2) if a member of the Peer Group sells, spins-off, or disposes of a portion of its business, then such Peer Group company will remain in the Peer Group for the Performance Period unless such disposition(s) results in the disposition of more than 50% of such company’s total assets during the Performance Period, in which case it will be removed from the Peer Group for the entire Performance Period; (3) if a member of the Peer Group acquires another company, the acquiring Peer Group company will remain in the Peer Group for the entire Performance Period; (4) if a member of the Peer Group is delisted on all  major stock exchanges, such delisted company will be removed from the Peer Group for the entire Performance Period; (5) to the extent that the Company and/or any member of the Peer Group splits its stock or declares a distribution of shares, such company’s total shareholder return performance will be appropriately adjusted for the stock split or share distribution so as not to give an advantage or disadvantage to such company by comparison to the other companies; and (6) the Committee shall have the authority to make other appropriate adjustments in response to a change in circumstances that results in a member of the Peer Group no longer satisfying the criteria for which such member was originally selected.

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